As filed with the Securities and Exchange Commission on April 5, 2001
                                                Registration No. 333-____

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
             _______________________________________________
                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
             _______________________________________________

                STARNET COMMUNICATIONS INTERNATIONAL INC.
         (Exact name of Registrant as specified in its charter)

          DELAWARE                                           52-2027313
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                 Identification Number)

THE CIBC BANKING CENTRE, OLD PARHAM ROAD
PO BOX 3265, ST. JOHN'S, ANTIGUA
(Address of Principal Executive Offices)          (Zip Code)

                STARNET COMMUNICATIONS INTERNATIONAL INC.
                     1999 (No. 2)  STOCK OPTION PLAN
                        (Full title of the plan)

                               FRED HAZELL
                The CIBC Banking Centre, Old Parham Road
                    PO Box 3265, St. John's, Antigua
             Tel: (268) 480-1657 / Facsimile (268) 480-1656
  (Name, Address , Including Zip Code, and Telephone Number, Including
                    Area Code, of Agent For Service)

                    Copies of all communications to:
                         JEFFREY R. HOULE, ESQ.
                         Greenberg Traurig, LLP
                    1750 Tysons Boulevard, Suite 1200
                              McLean, VA 22102
             Tel: (703) 627-1300 / Facsimile: (703) 749-1301


                     CALCULATION OF REGISTRATION FEE
================================================================================================
                                            Proposed Maxi-    Proposed Maxi-
Title of Securities to be     Amount to be   mum Offering      mum Aggregate       Amount of
       Registered              Registered   Price Per Share   Offering Price   Registration Fee
================================================================================================
Class A Voting Common
Stock                             900,671       $2.14 (1)       $ 1,927,436         $481.86
$.001 par value
================================================================================================
Class A Voting Common
Stock                           3,180,866       $3.03 (2)       $ 9,638,024       $2,409.51
$.001 par value
================================================================================================
Class A Voting Common
Stock                             918,463       $0.69 (3)        $  633,739         $158.43
$.001 par value
================================================================================================
TOTALS                          5,000,000                       $12,199,199       $3,049.80
================================================================================================

(1) For shares issuable pursuant to stock options under the above listed plan granted to Directors and certain consultants, outstanding as of April 4, 2001, calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, based on the weighted average exercise price of such options.
(2) For shares issuable pursuant to stock options under the above listed plan granted to employees and contractors, outstanding as of April 4, 2001, calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, based on the weighted average exercise price of such options.
(3) For shares issuable pursuant to stock options under the above listed plan, but not yet granted at April 4, 2001, calculated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of the common stock as reported on the OTC Bulletin Board on April 4, 2001.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Starnet Communications International Inc. 1999
(No. 2) Stock Option Plan ("Plan") of Starnet Communications International Inc., a Delaware corporation ("Company" or "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

We hereby incorporate by reference in this registration statement the following documents:

(a)  Starnet's Annual Report on Form 10-K for the year ended April 30, 2000.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the document referred to in (a) above.

(c)  The description of the Starnet's Class A Voting Common Stock, under
     Item 11 "Description of Securities" contained in Starnet's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on June 18, 1997.

All documents subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration
Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's certificate of incorporation and bylaws limit the liability of directors to the fullest extent permitted by the Delaware law, and the directors shall not be personally liable to the Registrant or any of its shareholders for monetary damages for breaches of fiduciary duty. The limitation on the Registrant's directors' liability may not apply to liabilities arising under the federal securities laws. This limitation does not apply with respect to any action in which a director or officer would be liable under Section 174 of the General Corporation Law of Delaware, nor does it apply with respect to any liability in which a director or officer:

     * Breached his duty of loyalty to the Registrant or its stockholders;
     * Did not act in good faith or, in failing to act, did not act in good faith;
     * Acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or
     *    Derived an improper personal benefit.

The Registrant's bylaws require the Registrant to indemnify and hold harmless, to the fullest extent authorized by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, against all liability and loss suffered and expenses reasonably incurred by such person. The Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Registrant's board of directors.

The Registrant is also required pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

The above summary of the provisions of our certificate of incorporation, bylaws and the Delaware law is qualified in its entirety by the full text of each of the foregoing.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.   EXHIBITS

4.1 Certificate of Incorporation of Starnet Communications International Inc. - incorporated by reference from the Registrant's Form S-8, filed March 12, 1998.

4.2  Bylaws of Starnet Communications International Inc.

4.3  Starnet Communications International Inc. 1999 (No. 2) Stock Option Plan.

5.1  Opinion of Greenberg Traurig, LLP

23.1 Consent of HJ & Associates, L.L.C.

23.2 Consent of Greenberg Traurig LLP - included in Exhibit 5.1

ITEM 9.   UNDERTAKINGS

(1) The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

(3) The Registrant hereby undertakes to file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

(4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on April 4, 2001.

                              Starnet Communications International Inc.


                              By:  /s/ Fred Hazell
                              ------------------------------------------------
                              President, Chief Executive Officer and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date: April 4, 2001           By:  /s/ Fred Hazell
                              --------------------
                              President, Chief Executive Officer
                              and Director

Date: April 4, 2001           By:  /s/ Chris Thompson
                              -----------------------
                              Vice-President, Finance

Date: April 4, 2001           By:  /s/ Clare Roberts
                              ----------------------
                              Director

Date: April 4, 2001           By:  /s/ Nicholas Jackson
                              -------------------------
                              Director

Date: April 3, 2001           By:  /s/ Jason Bolduc
                              ---------------------
                              Director

Date: March 31, 2001          By:  /s/ W Bergelt
                              ------------------
                              Director